Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Signs Definitive Agreement to Acquire BayMedica, a Leading Commercial Manufacturer of Rare Cannabinoids

●	Establishes leadership position in manufacturing and commercialization of rare cannabinoids
●	Positions InMed within large and growing consumer health and wellness cannabinoid markets
●	Transitions InMed into revenue generating company; acquires pipeline with numerous planned product launches

Vancouver, BC – September 13, 2021 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the manufacturing and clinical development of rare cannabinoids, today announced that it has entered into a definitive agreement (“Definitive Agreement”) to acquire BayMedica Inc. (“BayMedica”), a private company based in the US that specializes in the manufacturing and commercialization of rare cannabinoids. The Definitive Agreement follows a previously signed letter of intent (the “LOI”) announced on June 29, 2021. The transaction, which is subject to certain standard closing conditions, is expected to close in the coming weeks.

Upon closing, InMed will become a global leader in the manufacturing of rare cannabinoids, with expertise in three distinct and complementary cannabinoid manufacturing approaches. InMed’s proprietary cannabinoid manufacturing process, IntegraSyn™, combined with BayMedica’s synthetic biology and chemical synthesis capabilities, will provide InMed with complete manufacturing flexibility to select the most appropriate, cost-effective method based on the target cannabinoid and appropriate quality specifications for the desired market segment. In parallel to cannabinoid manufacturing, the combined company will continue to explore the therapeutic potential of cannabinoids and novel cannabinoid analogs for pharmaceutical drug development, as well as expand commercial sales of rare cannabinoids to the consumer health and wellness sector.

Revenues of BayMedica’s initial rare cannabinoid product, Prodiol® CBC (cannabichromene), have grown steadily since sales commenced in December 2019, with cumulative revenues in excess of US$2.5M. BayMedica leads the industry in large batch production of CBC with current batch sizes of more than 200kg and an ability to increase to metric ton quantities as market demand increases. BayMedica is focused on the wholesale to consumer health and wellness markets, including nutraceuticals, cosmetic, functional food and beverage, as well as animal health markets. In addition to CBC, BayMedica has several high value non-intoxicating rare cannabinoids in various stages of commercial manufacturing scale-up including CBDV, THCV, CBGV, CBT and CBN for the health and wellness markets.

Eric A. Adams, President and Chief Executive Officer of InMed, stated, “This is a transformative transaction for InMed. This acquisition gives us a breadth of synthetic cannabinoid manufacturing capabilities to deliver high quality, cost-effective rare cannabinoids for any segment of the market from consumer packaged goods (CPG) to prescription pharmaceuticals. After initializing our research collaboration with BayMedica last November, it became evident that there are very clear synergies between our companies. BayMedica brings unparalleled cannabinoid manufacturing expertise in both chemical synthesis and biosynthesis together with industry veterans who have been pioneers in this space.”

Mr. Adams added, “This transaction transforms InMed into a revenue-generating company, providing tangible value for our shareholders. BayMedica has demonstrated a rapid increase in sales since initiating commercialization and we expect to grow these revenues considerably in the short-to-medium term. We believe this segment of the industry is reaching an inflection point as commercial viability is being achieved as well as increased awareness and appreciation for bio-identical, synthetically produced cannabinoids.”

BayMedica’s Chief Executive Officer, Shane Johnson, stated, “The entire BayMedica team is very excited to join InMed. We look forward to advancing our manufacturing systems together, enabling us to bring additional rare cannabinoids to the market, and to leverage our technology and IP to directly contribute to InMed’s clinical development pipeline. The timing of this acquisition is ideal given our plans for several high value product launches.”

Terms of the transaction:

Pursuant to the indicative terms of the Definitive Agreement, InMed will acquire 100% of BayMedica in exchange for 1.78 million InMed common shares, to be issued to BayMedica’s equity and convertible debt holders with any such issued InMed common shares being subject to a six-month contractual hold period. The total number of InMed common shares issuable in the proposed transaction may be reduced in the event that BayMedica’s net liabilities exceed a negotiated threshold following completion of a financial review of BayMedica’s closing balance sheet. The Agreement further provides that 470,000 of the InMed common shares issuable on closing will be held in escrow, subject to cancellation, to satisfy certain potential post-closing indemnification and other claim(s) that InMed may have under the definitive agreement in the six- and twelve-month period following closing of the proposed transaction. In addition, BayMedica’s equity and debt holders would receive Series A warrants to acquire up to 800,000 common shares with an exercise price equal to 125% of the 20-day volume-weighted average closing price of the Common Shares on Nasdaq prior to the third business day before the closing of the proposed transaction (the “Deal Share Price”) and Series B warrants to acquire up to 800,000 common shares of InMed priced at 200% of the Deal Share Price. Under the terms of the Definitive Agreement, the closing of the proposed transaction is subject to various customary closing conditions.

For more information on this transaction and to hear more about InMed’s future developments, please join Eric A. Adams and Shane Johnson for an Edison Research hosted webinar on Thursday September 16, 2021 at 11:00 am ET. To register for the webinar please use the following registration link: Webinar Registration

About InMed: InMed Pharmaceuticals is a clinical-stage company developing a pipeline of cannabinoid-based pharmaceutical drug candidates, initially focused on the therapeutic benefits of cannabinol (“CBN”), and is developing IntegraSyn™ to produce pharmaceutical-grade cannabinoids. The Company is dedicated to delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

About BayMedica: BayMedica Inc. is a revenue-stage biotechnology company leveraging synthetic biology and pharmaceutical chemistry to develop an efficient, scalable, and proprietary platform to produce high quality, rare cannabinoids for consumer applications and cannabinoid-derived new chemical entities for pharmaceutical applications. For more information, visit www.baymedica.com.

Investor Contact:

Colin Clancy

Senior Director, Investor Relations

T: +1 604 416 0999

E: cclancy@inmedpharma.com

Edison Group:

Joe Green/Laine Yonker

T: +1.646.653.7030/+1.646.653.7035

E: jgreen@edisongroup.com / lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: BayMedica’s plans for further product launches; statements regarding future revenues; the results and potential benefits of the combination of InMed and BayMedica’s business models and their future growth potential; the satisfaction of all closing conditions for the completion of the transaction.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: the proposed transaction with BayMedica occuring on the terms described in this news release if at all; the proposed transaction with BayMedica completing and the anticipated results and potential of BayMedica’s business and the combination of BayMedica’s business with InMed’s business occurring; continued economic and market stability; delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs; advancing IntegraSyn™ to commercial scale production; IntegraSyn™ being a commercially viable solution for large-scale, pharmaceutical-grade GMP production of rare cannabinoids; and developing a pipeline of cannabinoid-based pharmaceutical drug candidates. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. Known risk factors include, among others: regulatory filings may not be filed or approved on a timely basis, or at all. A more complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s filings with the Security and Exchange Commission and the most recent Annual Information Form and other continuous disclosure filed with Canadian securities regulatory authorities on SEDAR at www.sedar.com.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

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